UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011 (November 15, 2011)

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Prior to February 2, 2012, we filed annual, quarterly and periodic reports through EDGAR with Antero Resources Finance Corporation as the primary registrant.  Beginning on February 2, 2012, we have filed and intend to file all future annual, quarterly and periodic reports through EDGAR with Antero Resources LLC as the primary registrant.  Accordingly, in order to assist investors in accessing all of our relevant historical disclosures, we are re-filing this report through EDGAR with the primary registrant changed to Antero Resources LLC.  No other changes have been made to the disclosure contained in this report, and this report does not disclose any new information.

i

Item 2.02                                           Results of Operations and Financial Condition.

On November 15, 2011, Antero Resources issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing its financial and operational results for the third quarter of 2011. The press release contains certain non-GAAP financial information.  The reconciliation of such information to GAAP financial measures is included in the release.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT	DESCRIPTION

99.1	Antero Resources press release dated November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES LLC

By:	/s/ Glen C. Warren, Jr.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: April 11, 2012

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Antero Resources press release dated November 15, 2011.